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                                                                Exhibit 23.5



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Bay View Capital Corporation on Form S-4 of our report dated January 24, 1997 (June 2, 1997 as to paragraphs 3, 4, and 5 of Note 24), appearing in the Annual Report on Form 10-K/A of Bay View Capital Corporation for the year ended December 31, 1996 and to the reference to us under the headings "Experts" and "Selected Financial Data for Bay View" in the Proxy Statement/Prospectus, which is a part of this Registration Statement.

                                                /s/ Deloitte & Touche LLP

San Francisco, California
September 10, 1997